Where Food Comes From, Inc. 8-K

Exhibit 99.1

Where Food Comes From, Inc. Reports 2017 Financial Results

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2017 revenue increases 33% to $15.4 million

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Verification and product sales revenue up 18% and 45%, respectively

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New software and consulting revenue segment contributes $1.4 million

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Net income down 67% to $142,300 from $433,200, inclusive of $586,600 increase in depreciation and amortization year over year

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Adjusted EBITDA up 14% to $1.6 million from $1.4 million

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Growing momentum in beef verifications and tag sales due to bundling benefits and re-opening of China market

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All operating subsidiaries expected to contribute to continued profitable growth in 2018

CASTLE ROCK, Colo. – March 27, 2018 – Where Food Comes From, Inc. (WFCF) (OTCQB: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced its 2017 fourth quarter full year financial results.

“We are pleased with our 2017 full year results, which were highlighted by 33% revenue growth and a 14% increase in adjusted EBITDA year over year,” said John Saunders, Chairman and CEO. “Our continued revenue momentum included a nice combination of organic growth and M&A activity. Our strategy of acquiring direct competitors as well as providers of complementary verification services has been validated by steady expansion of our customer base and our unique ability to offer cost savings and improved efficiencies through the bundling of services. Our last two M&A transactions – SureHarvest and A Bee Organic – have been integrated and are making solid contributions to our business.

“All of our operating subsidiaries are expected to contribute to continued growth in 2018,” Saunders added. “We are at the forefront of mega trends in food production practices ranging from organic, non-GMO and animal welfare to worker care, biosecurity and sustainability. In all, we now offer more than 35 verification standards as well as software and consulting services to some of the nation’s largest food companies and most recognizable brands. We expect demand to be particularly strong in 2018 for our core source and age verification service due to re-opening of Chinese markets to American beef in 2017. And we were pleased to announce recently that Cargill has selected Where Food Comes From as an auditing body for its Canadian Beef Sustainability Acceleration Pilot – a program that builds on our previous McDonald’s sustainability pilot and opens additional opportunities for our new Canadian operation.”

Full Year Results

Revenue increased 33% in 2017 to $15.4 million from $11.6 million last year. Revenue mix included verification and certification services, up 18% to $12.3 million from $10.4 million year over year; product revenue up 45% to $1.7 million from $1.2 million; and software license, maintenance and support, and consulting services contributing $769,600 and $634,300, respectively, versus no revenue in those categories in the prior year due to the timing of the SureHarvest acquisition.

Gross profit in 2017 increased 26% to $6.8 million from $5.4 million a year ago. Gross margin was 44.2%, down from 46.6% in the same period last year due primarily to increased employee bonuses based on the strong revenue performance in 2017.

Selling, general and administrative expense increased to $6.7 million from $4.8 million last year, but $1.4 million, or 72%, of that increase was attributable to overhead for the SureHarvest subsidiary, which was acquired on December 29, 2016. Exclusive of SureHarvest overhead, general and administrative expense for the Company legacy business increased 11% year over year due primarily to higher headcount, increased sales and marketing costs, bonus payments related to revenue growth, and increased costs associated with being a public company. In addition, the Company incurred $80,000 in hard costs associated with complying the new revenue recognition accounting standard ASC 606 in 2017.

Net income attributable to Where Food Comes From, Inc. for the full year declined to $142,300, or $0.01 per share, versus $433,200, or $0.02 per share, in 2016. However, net income included the impact of $854,200 in non-cash depreciation and amortization versus $267,600 in 2016.

Adjusted EBITDA was $1.6 million, up 14% from $1.4 million in 2016.

The Company generated $657,200 in net cash from operations in 2017, down 33% year over year from $986,100.

Balance Sheet

The Company’s cash, cash equivalents and short-term investments balance at December 31, 2017, increased 7% to $3.4 million from $3.2 million at 2016 year-end. Working capital was $3.8 million, up from $3.4 million at the same time last year.

Fourth Quarter Results

Fourth quarter revenue increased to $4.1 million from $3.0 million in the same quarter last year. Growth by segment included verification and certification services, up 18% to $3.2 million from $2.7 million year over year; product sales, up 49% to $483,300 from $324,900; software license, maintenance and support of $305,400; and consulting services of $166,700.

Gross profit in the fourth quarter increased 15% year over year to $1.5 million from $1.3 million. Gross margin decreased to 35.7% from 42.5% year over year due to the aforementioned employee bonus program. Selling, general and administrative expense increased 26% to $1.7 million from $1.4 million year over year due primarily to the addition of $311,800 in overhead associated with the new SureHarvest subsidiary.

The Company reported a fourth quarter net loss attributable to Where Food Comes From, Inc. of $325,600, or $0.01 per share, versus a net loss of $48,700, or less than one cent per share, a year ago. The net loss included $220,000 in non-cash depreciation and amortization.

Adjusted EBITDA in the fourth quarter was $50,100 versus $333,200 in the same quarter last year.

Conference Call

The Company will conduct a conference call today at 2:00 p.m. Mountain Time.

Dial in:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13677206

Phone replay:

A telephone replay of the conference call will be available through April 10, 2018, as follows:

Domestic Toll Free: 1-877-660-6853

International: 1-201-612-7415

Conference Code: 13677206

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices. The Company supports more than 15,000 farmers, ranchers, breeders, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services through its IMI Global, International Certification Services, Validus Verification Services, SureHarvest, A Bee Organic and Sterling Solutions units. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program utilizes the verification of product attributes to connect consumers to the sources of the food they purchase through product labeling and web-based information sharing and education. Visit www.wherefoodcomesfrom.com for additional information.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles ("GAAP"). The term "EBITDA" refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership and demand for, and impact and efficacy of, the Company’s products and services on the marketplace; expectations that all operating subsidiaries will contribute to continued growth in 2018; and expection that demand will be strong in 2018 for core source and age verification services are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results for the fourth quarter and full year are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders

Chief Executive Officer

303-895-3002

Jay Pfeiffer

Pfeiffer High Investor Relations, Inc.

303-393-7044

Where Food Comes From, Inc.

Statements of Income

	Three Months Ended December 31,		Full Year Ended December 31,
	2017	2016	2017	2016
	(Unaudited)

Revenues
Verification and certification services	$3,182,675	$2,700,499	$12,335,195	$10,434,114
Product sales	483,256	324,934	1,709,397	1,180,919
Software license, maintenance and support	305,392	—	769,574	—
Consulting service	166,704	—	634,326	—
Total revenue	4,138,027	3,025,433	15,448,492	11,615,033
Costs of revenue
Cost of verification and certification services	2,130,409	1,544,433	6,808,547	5,518,024
Cost of Products	304,439	193,959	1,047,747	684,121
Costs of software license, maintenance and support services	138,287	—	500,426	—
Costs of software-related consulting services	88,293	—	271,012	—
Total costs of revenue	2,661,428	1,738,683	8,627,732	6,202,145
Gross profit	1,476,599	1,286,750	6,820,760	5,412,888
Selling, general and administrative expenses	1,715,132	1,366,177	6,738,578	4,778,389
Income (loss) from operations	(238,533)	(79,427)	82,182	634,499
Other expense (income):
Interest expense	988	171	1,591	1,517
Other expense (income), net	(3,589)	(1,524)	(14,578)	(4,131)
Income before income taxes	(235,932)	(78,074)	95,169	637,113
Income tax expense	116,225	(29,403)	266,225	235,547
Net (loss) income	(352,157)	(48,671)	(171,056)	401,566
Net loss attributable to non-controlling interest	26,529	—	313,370	31,605
Net (loss) income attributable to Where Food Comes From, Inc.	$(325,628)	$(48,671)	$142,314	$433,171

Net income per share:
Basic	$(0.01)	$*	$0.01	$0.02
Diluted	$(0.01)	$*	$0.01	$0.02
Weighted average number of common shares outstanding:
Basic	24,676,083	23,821,108	24,673,912	23,818,762
Diluted	24,676,083	23,821,108	24,842,246	23,964,026

* Less than $0.01 per share

Where Food Comes From, Inc.

Calculation of Adjusted EBITDA*

(Unaudited)

	Three Months Ended December 31,		Full Year Ended December 31,
	2017	2016	2017	2016

Net Income (loss) attributable to WFCF	$(325,628)	$(48,671)	$142,314	$433,171
Adjustments to EBITDA:
Interest expense	988	171	1,591	1,517
Income tax expense (benefit)	116,225	(29,403)	266,225	235,547
Depreciation and amortization	220,028	68,185	854,180	267,645
EBITDA*	11,613	(9,718)	1,264,310	937,880
Adjustments:
Stock-based compensation	38,496	37,414	169,133	121,871
Cost of acquisition	—	305,463	117,944	305,463
Adjusted EBITDA*	$50,109	$333,159	$1,551,387	$1,365,214

*Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management's discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of the Company's financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company's ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company's operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company's ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company's operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company's presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company's performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

Where Food Comes From, Inc.

Balance Sheets

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$2,705,778	$2,489,985
Accounts receivable, net	1,898,749	1,344,646
Short-term investments	743,206	733,104
Prepaid expenses and other current assets	245,073	203,744
Total current assets	5,592,806	4,771,479
Property and equipment, net	1,068,087	1,229,350
Intangible and other assets, net	3,948,530	4,228,228
Goodwill	2,652,250	2,652,250
Deferred tax assets, net	79,622	—
Total assets	$13,341,295	$12,881,307

Liabilities and SHAREHOLDERS’ Equity
Current liabilities:
Accounts payable	$457,307	$333,784
Accrued expenses and other current liabilities	555,129	480,047
Customer deposits and deferred revenue	851,185	524,396
Current portion of notes payable	9,446	—
Current portion of capital lease obligations	7,527	4,067
Total current liabilities	1,880,594	1,342,294
Capital lease obligations, net of current portion	25,419	15,735
Notes payable, net	42,452	—
Lease incentive obligation	147,189	158,025
Deferred tax liabilities	—	49,440
Total liabilities	2,095,654	1,565,494
Contingently redeemable non-controlling interest	1,574,765	1,888,135
Stockholders’ equity:
Common stock	24,972	24,890
Additional paid-in-capital	10,353,037	10,052,597
Treasury stock	(724,530)	(524,892)
Retained earnings (accumulated deficit)	17,397	(124,917)
Total Equity	9,670,876	9,427,678
Total liabilities and stockholders’ equity	$13,341,295	$12,881,307